Exhibit 99.3

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Financial Position

(In thousands of United States dollars)

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$6,726	$11,920
Trade receivables	9,970	11,292
Inventories	19,353	24,956
Amounts due from joint ventures	10,690	10,873
Other receivables	265	332
Prepaid expenses and deposits	1,892	889

Total current assets	48,896	60,262

Non-current assets
Property, plant and equipment	63,971	72,188
Operating lease right-of-use assets	3,702	—
Finance lease right-of-use-assets	116	176
Investment in joint ventures	39,555	6,341
Note receivable - joint ventures	9,162	—
Deferred tax asset	6,006	274
Other assets	1,768	2,207

Total assets	$173,176	$141,448

LIABILITIES
Current liabilities
Line of credit	$4,000	$2,000
Trade payables	9,270	14,601
Current maturities of long-term debt	3,424	3,414
Accrued liabilities	5,476	3,509
Operating lease liabilities - current	1,068	—
Finance lease liabilities - current	70	78

Total current liabilities	23,308	23,602

Non-current liabilities
Long-term debt	29,784	32,261
Deferred tax liability	4,983	—
Operating lease liabilities - current	2,716	—
Finance lease liabilities - current	46	102
Other liabilities	1,236	1,050

Total liabilities	62,073	57,015

SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 49,340,335 shares issued and outstanding at September 30, 2019 and 47,642,672 shares issued and outstanding at December 31, 2018.	76,484	60,872
Additional paid in capital	3,689	2,198
Accumulated other comprehensive loss	(504)	(562)
Retained earnings	31,434	21,925

Total shareholders’ equity	111,103	84,433

Total liabilities and shareholders’ equity	$173,176	$141,448

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Income (Loss) and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales	$38,293	$39,684	$111,512	$111,213
Cost of sales	(38,904)	(36,862)	(114,418)	(103,914)

Gross margin	(611)	2,822	(2,906)	7,299
Selling, general and administrative expenses	(3,739)	(3,451)	(11,899)	(10,486)
Share-based compensation	(666)	(181)	(2,663)	(447)
Interest expense	(655)	(728)	(2,018)	(2,069)
Interest income	304	91	651	105
Foreign exchange gain	(183)	(73)	338	(87)
Other income	69	17	219	61
Gain on disposal of assets	(8)	—	13,558	—

Loss before taxes and earnings of unconsolidated entities	(5,489)	(1,503)	(4,720)	(5,624)
Recovery of income taxes	1,266	370	114	1,392

Loss from consolidated entities after income taxes	(4,223)	(1,133)	(4,606)	(4,232)
Equity in earnings (losses) from unconsolidated entities	3,519	(295)	14,115	(858)

Net (loss) income	$(704)	$(1,428)	$9,509	$(5,090)

Basic (loss) income per share	$(0.01)	$(0.03)	$0.20	$(0.11)

Diluted(loss) income per share	$(0.01)	$(0.03)	$0.19	$(0.11)

Weighted average number of common shares used in the computation of net (loss) income per share:
Basic	48,845	44,475	48,650	44,473

Diluted	48,845	44,475	50,451	44,473

Net (loss) income	$(704)	$(1,428)	$9,509	$(5,090)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(22)	40	58	(49)

Comprehensive(loss) income	$(726)	$(1,388)	$9,567	$(5,139)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity

(In thousands of United States dollars, except for shares outstanding)

(Unaudited)

	Three Months Ended September 30, 2019
	Number of Common Shares	Common Stock	Additional paid in capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total Shareholders’ Equity
Balance at July 1, 2019	49,273,786	$76,435	$3,101	$(482)	$32,107	$111,161
Shares issued on exercise of stock options	31,216	109	(78)	—	—	31
Share-based compensation	35,333	—	666	—	—	666
Share issuance costs	—	(60)	—	—	—	(60)
Cumulative translation adjustment	—	—	—	(22)	—	(22)
Net loss	—	—	—	—	(673)	(673)

Balance at September 30, 2019	49,340,335	$76,484	$3,689	$(504)	$31,434	$111,103

	Three Months Ended September 30, 2018
	Number of Common Shares	Common Stock	Additional paid in capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total Shareholders’ Equity
Balance at July 1, 2018	44,472,138	44,133	1,982	(480)	25,777	71,412
Shares issued on exercise of stock options	11,667	12	—	—	—	12
Share-based compensation	—	—	191	—	—	191
Cumulative translation adjustment	—	—	—	41	—	41
Net loss	—	—	—	—	(1,428)	(1,428)

Balance at September 30, 2018	44,483,805	$44,145	$2,173	$(439)	$24,349	$70,228

	Nine Months Ended September 30, 2019
	Number of Common Shares	Common Stock	Additional paid in capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total Shareholders’ Equity
Balance at January 1, 2019	47,642,672	$60,872	$2,198	$(562)	$21,925	$84,433
Shares issued on exercise of stock options	83,998	224	(116)	—	—	108
Share-based compensation	313,665	908	1,755	—	—	2,663
Shares issued pursuant to public offering of common shares, net of issuance costs	1,000,000	13,928	—	—	—	13,928
Shares issued on exercise of warrants	300,000	614	(148)	—	—	466
Share issuance costs	—	(62)	—	—	—	(62)
Cumulative translation adjustment	—	—	—	58	—	58
Net loss	—	—	—	—	9,509	9,509

Balance at September 30, 2019	49,340,335	$76,484	$3,689	$(504)	$31,434	$111,103

	Nine Months Ended September 30, 2018
	Number of Common Shares	Common Stock	Additional paid in capital	Accumulated Other Comprehensive (Loss) Income	Retained Earnings	Total Shareholders’ Equity
Balance at January 1, 2018	42,242,612	$36,115	$1,726	$(391)	$29,439	$66,889
Shares issued on exercise of stock options	354,400	275	—	—	—	275
Share-based compensation	—	—	447	—	—	447
Shares issued pursuant to private placement of common shares, net of issuance costs	1,886,793	7,755	—	—	—	7,755
Cumulative translation adjustment	—	—	—	(48)	—	(48)
Net loss	—	—	—	—	(5,090)	(5,090)

Balance at September 30, 2018	44,483,805	$44,145	$2,173	$(439)	$24,349	$70,228

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Village Farms International, Inc.

Condensed Consolidated Interim Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows used in operating activities
Net income (loss)	$9,509	$(5,090)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,587	5,271
Amortization of deferred charges	57	57
Share of (income) loss from joint ventures	(14,115)	857
Interest expense	2,018	2,069
Interest income	(651)	(105)
Lease payments	(784)	—
Gain on disposal of assets	(13,558)	—
Share-based compensation	2,663	447
Deferred income taxes	(749)	(2,180)
Interest paid on long-term debt	(2,013)	(1,873)
Changes in non-cash working capital items	4,149	(5,255)

Net cash used in operating activities	(7,887)	(5,802)

Cash flows used in investing activities:
Purchases of property, plant and equipment, net of rebate	(1,630)	(2,546)
Advances to joint ventures	(9,499)	(6,110)
Proceeds from sale of asset	52	—
Investment in joint ventures	(13)	—

Net cash used in investing activities	(11,090)	(8,656)

Cash flows from financing activities:
Proceeds from borrowings	3,000	7,000
Repayments on borrowings	(3,591)	(1,766)
Proceeds from issuance of common stock pursuant to public offering, net	13,868	7,755
Proceeds from exercise of stock options	109	275
Payments on capital lease obligations	(69)	(45)
Proceeds from exercise of warrants	466	—

Net cash provided by financing activities	13,783	13,219

Effect of exchange rate changes on cash and cash equivalents	—	(2)

Net decrease in cash and cash equivalents	(5,194)	(1,241)
Cash and cash equivalents, beginning of period	11,920	7,091

Cash and cash equivalents, end of period	$6,726	$5,850

Supplemental cash flow information:
Income taxes paid	$575	$—

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

1	NATURE OF OPERATIONS

Village Farms International, Inc. (“VFF” the parent company, together with its subsidiaries, the “Company”) is incorporated under the Canada Business Corporation Act. VFF’s principal operating subsidiaries as of September 30, 2019 are Village Farms Canada Limited Partnership (“VFCLP”), Village Farms, L.P. (“VFLP”), and VF Clean Energy, Inc. (“VFCE”). The address of the registered office of VFF is 4700 80th Street, Delta, British Columbia, Canada, V4K 3N3. VFF owns a 65% equity interest in Village Fields Hemp USA LLC (“VF Hemp”), a 60% equity interest in Arkansas Valley Green and Gold Hemp (“AVGG Hemp) and a 50% equity interest in Pure Sunfarms Corp. (“Pure Sunfarms”), all of which are recorded as Investments in Joint Ventures (note 8).

The Company’s shares are listed on the Toronto Stock Exchange under the symbol VFF and are also listed in the United States on the Nasdaq Capital Market (“Nasdaq”) under the symbol VFF.

The Company owns and operates sophisticated, highly intensive agricultural greenhouse facilities in British Columbia and Texas, where it produces, markets and sells premium-quality tomatoes, bell peppers, and cucumbers. The Company, through its subsidiary VFCE, owns and operates a 7.0 MW power plant that generates electricity. The Company’s joint venture, Pure Sunfarms, is a licensed producer and supplier of cannabis products to be sold to other licensed providers and provincial governments across Canada and internationally. The Company’s joint ventures, VF Hemp and AVGG Hemp, are cultivators of high cannabidiol (“CBD”) hemp in multiple states throughout the United States.

2	BASIS OF PRESENTATION

The accompanying unaudited Condensed Consolidated Financial Statements for the quarter and nine months ended September 30, 2019 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (“IFRS”) as permitted by securities regulators in Canada, as well as in the United States under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (“SEC”). At the end of the second quarter of 2019, the Company determined that it no longer qualified as a Foreign Private Issuer under the SEC rules. As a result, beginning January 1, 2020 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to US GAAP was made retrospectively for all periods from the Company’s inception.

These interim consolidated financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments of a normal recurring nature considered necessary for fair presentation have been included. Operating results for the three and nine months ended September 30, 2019 are subject to seasonal variations and are not necessarily indicative of the results that may be expected for the year ended December 31, 2019. For further information, refer to the Consolidated Financial Statements and notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2019 and 2018.

Other than as described below, there were no changes to our significant accounting policies described in our Annual Financial Statements that had a material impact on our financial statements and related notes.

3	NEW ACCOUNTING PRONOUNCEMENTS ADOPTED

Prior to the adoption of ASU 2016-02, Leases, for leases where the Company assumed substantially all the risks and rewards of ownership were classified as finance leases. Upon initial recognition, the leased asset is measured at an amount equal to the lower of its fair value and the present value of the minimum lease payments. Subsequent to initial recognition, the asset was accounted for in accordance with the accounting policy applicable to that asset. Other leases are operating leases and rent expenses were recognized in the Company’s consolidated statements of (loss) income.

In February 2016, the FASB issued ASU 2016-02, Leases, and has subsequently issued several supplemental and/or clarifying ASU’s (collectively, “Topic 842”), which requires a dual approach for lease accounting under which a lessee would account for leases as finance leases or operating leases. Both finance leases and operating leases may result in the lessee recognizing a right of use asset and a corresponding lease liability. For finance leases, the lessee would recognize interest expense and amortization of the right-of-use asset, and for operating leases, the lessee would recognize lease expense on a straight-line basis.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

On January 1, 2019, the Company adopted Topic 842, using the modified retrospective method and did not restate prior periods. The Company’s classes of assets include land leases, building leases and equipment leases.

On adoption, the Company recognized lease liabilities in relation to leases which had previously been classified as ‘operating leases’ under the principles of Topic 842. These lease liabilities were measured at the present value of the remaining lease payments, discounted using the borrowing rate of the Company. The weighted average incremental borrowing rate applied to the lease liabilities on January 1, 2019 was 6.25%. These leases are included in right-of-use assets, short-term lease liabilities and long-term lease liabilities in the condensed consolidated statements of financial position. Right-of-use assets are amortized on a straight-line basis over the lease term.

For leases previously classified as finance leases the entity recognized the carrying amount of the lease asset and lease liability immediately before transition as the carrying amount of the right of use asset and the lease liability at the date of initial application.

Additionally, the Company has elected the short-term lease exception for all classes of assets, and does not apply the recognition requirements for leases of 12 months or less, and recognizes lease payments for short-term leases as expense either straight-line over the lease term or as incurred depending on whether the lease payments are fixed or variable.

These elections are applied consistently for all leases.

2019
Operating lease commitments disclosed as of December 31, 2018	$5,064
Less: short-term leases recognized on a straight-line basis as expense	(210)

4,854
Discounted using the lessee’s incremental borrowing rate of 6.25% at the date of initial application	4,269
Add: additional leases identified on adoption of Topic 842	88
Add: finance lease liabilities recognized as of December 31, 2018	180

Lease liability recognized as of January 1, 2019	$4,537
Of which are:
Current lease liabilities	871
Non-current lease liabilities	3,666

$4,537

The recognized right-of-use assets relate to the following types of assets:

	December 31, 2018	January 1, 2019
Land	$—	$140
Building	—	4,017
Equipment	176	380

Total right-of-use assets	$176	$4,537

4	NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” ASU 2019-12 simplifies the accounting for income taxes by removing exceptions within the general principles of Topic 740 regarding the calculation of deferred tax liabilities, the incremental approach for intraperiod tax allocation, and calculating income taxes in an interim period. In addition, the ASU adds clarifications to the accounting for franchise tax (or similar tax). which is partially based on income, evaluating tax basis of goodwill recognized from a business combination, and reflecting the effect of any enacted changes in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The ASU is effective for fiscal years beginning after December 15, 2020, and will be applied either retrospectively or prospectively based upon the applicable amendments. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820) - Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.” ASU 2018-13 removes the disclosure requirement for the amount and reasons for transfers between Level 1 and Level 2 fair value measurements as well as the process for Level 3 fair value measurements. In addition, the ASU adds the disclosure requirements for changes in unrealized gains and losses included in other comprehensive income (loss) for recurring Level 3 fair value measurements held at the end of the reporting period as well as the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. The ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years and will be applied on a retrospective basis to all periods presented. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses.” The standard, including subsequently issued amendments, requires a financial asset measured at amortized cost basis, such as accounts receivable and certain other financial assets, to be presented at the net amount expected to be collected based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, and requires the modified retrospective approach. Early adoption is permitted. Based on the composition of the Company’s trade receivables and other financial assets, current market conditions, and historical credit loss activity, the adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

5	INVENTORIES

	September 30, 2019	December 31, 2018
Crop inventory	$18,838	$24,249
Purchased produce inventory	425	643
Spare parts inventory	90	64

	$19,353	$24,956

6	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	September 30, 2019	December 31, 2018
Land	$3,205	$3,932
Leasehold and land improvements	3,820	3,819
Buildings	72,747	77,003
Machinery and equipment	61,646	65,664
Construction in progress	1,208	552
Less: Accumulated depreciation	(78,655)	(78,782)

Property, plant, and equipment, net	$63,971	$72,188

Depreciation expense on property, plant and equipment, was $1,563 and $4,790 for the three and nine months ended September 30, 2019, respectively. Depreciation expense on property, plant and equipment, was $1,748 and $5,271 for the three and nine months ended September 30, 2018, respectively. On March 31, 2019, Pure Sunfarms exercised its option to acquire the Delta 2 assets and operations (note 8).

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

7	LEASES

The components of lease related expenses are as follows:

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Operating lease expense (a)	$588	$1,762

Finance lease expense:
Amortization of right-of-use assets	$20	$60
Interest on lease liabilities	2	6

Total finance lease expense	$22	$66

(a)	Includes short-term lease costs of $315 and $943 for the three and nine months ended September 30, 2019, respectively.

Cash paid for amounts included in the measurement of lease liabilities:

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Operating cash flows from operating leases	$256	$778
Operating cash flows from finance leases	$2	$6
Financing cash flows from finance leases	$21	$69

September 30, 2019
Weighted average remaining lease term:
Operating leases	4.4
Finance leases	2.0

Weighted average discount rate:
Operating leases	6.25%
Finance leases	6.25%

Maturities of lease liabilities are as follows:

	Operating leases	Finance leases
Remainder of 2019	$265	$22
2020	1,073	65
2021	1,090	30
2022	869	9
2023	641	—
Thereafter	389	—

Undiscounted lease cash flow commitments	4,327	126
Reconciling impact from discounting	(543)	(10)

Lease liabilities on consolidated statement of financial position as of September 30, 2019	$3,784	$116

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The following table presents the Company’s unadjusted lease commitments as of December 31, 2018 as a required disclosure for companies adopting the lease standard prospectively without revising comparative period information.

	Operating leases	Finance leases
2019	$1,253	$78
2020	1,039	62
2021	1,052	30
2022	841	10
2023	618	—
Thereafter	261	—

	$5,064	$180

8	INVESTMENT IN JOINT VENTURES

Pure Sunfarms Corp.

On June 6, 2017, the Company entered into an agreement to form Pure Sunfarms, a B.C. corporation, with Emerald Health Therapeutics Inc. (“Emerald”). The purpose of Pure Sunfarms is to produce, market and distribute cannabis in Canada.

The Company accounts for its investment in Pure Sunfarms, in accordance with Accounting Standards Codification (“ASC”) 323 - Equity Method and Joint Ventures (“ASC 323”), using the equity method. The Company has determined that Pure Sunfarms is a variable interest entity (“VIE”), however the Company does not consolidate Pure Sunfarms because the Company is not the primary beneficiary. Although the Company is able to exercise significant influence over the operating and financial policies of Pure Sunfarms through its 50.0% ownership interest and joint power arrangement with Emerald, the Company shares joint control of the Board of Directors and therefore is not the primary beneficiary. The Company’s maximum exposure to loss as a result of its involvement with Pure Sunfarms as of September 30, 2019 relates primarily to the recovery of the outstanding loan to Pure Sunfarms.

The Company is required to apply the hypothetical liquidation at book value (“HLBV”) method to determine its allocation of the profits and loss in Pure Sunfarms. When determining its allocation of profits and losses, the HLBV method only considers shares that have been fully paid for. Therefore, due to the monthly escrow payments being made by Emerald in accordance with the Delta 2 Option Agreement, the ownership will change each month escrow payment(s) are made. Effective for the quarter and nine-month periods ended September 30, 2019, the Company under the hypothetical liquidation method received approximately 56.1% and 60.1%, respectively for each period.

On July 5, 2018, the Company and Emerald Health Therapeutics Canada Inc. (a subsidiary of Emerald) (together, the “Shareholders”) entered into a Shareholder Loan Agreement (the “Loan Agreement”) with Pure Sunfarms, whereby, as of September 30, 2019, the Shareholders had each contributed $10,690 (CA$13,000) in the form of a demand loan to Pure Sunfarms. Effective January 1, 2019, the loan amounts bear simple interest at the rate of 6.2% per annum, calculated semi-annually. Interest will accrue and be payable upon demand being made by both Shareholders (see note 11).

On March 31, 2019, Pure Sunfarms exercised its option to utilize the Delta 2 assets and operations. The contribution of the assets has been accounted for as a disposal of the land, greenhouse facility and other assets in exchange for 25,000,000 common shares of Pure Sunfarms. This was a non-cash transaction, and it was estimated that the fair value of the land, building and other assets was $18.7 million (CA$25 million) at the date of contribution. The Company recognized a gain of $13.6 million on the contribution of the fixed assets. As of September 30, 2019, the total investment in Pure Sunfarms of US$39.6 million is recorded in the interim statements of financial position.

Following the adoption of ASC 606, the Company measures nonmonetary equity contributions at fair value, which provides for recognizing a gain or loss upon the de-recognition of the nonmonetary assets. This is contrary to the non-monetary contribution of Delta 3 whereby a gain could not be recognized and the investment was recognized at net book value, as at the time ASC 606 was not applicable.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

Pursuant to the terms of a Supply Agreement that Pure Sunfarms has with Emerald, Emerald has a right to purchase 40% of Pure Sunfarms cannabis production at a fixed price, subject to the terms and conditions of the Supply Agreement. To the extent that Emerald does not fulfill its purchase obligation, Pure Sunfarms is able to sell that excess production to other parties in the open market. The Supply Agreement stipulates that Emerald is required to pay Pure Sunfarms the difference between the fixed price and the selling price realized from other parties. During the quarter ended September 30, 2019, Emerald did not fulfill its purchase obligation and Pure Sunfarms sold the product on the open market to arm’s length parties at prices lower than the fixed price in the Supply Agreement. As a result, under the terms of the Supply Agreement, Pure Sunfarms invoiced Emerald for the difference which amounted to approximately CA$7.2 million. On October 15, 2019, Emerald issued a press release that indicated they do not agree that they have any liability with respect to these amounts.

Under ASC 606, Revenue from Contracts with Customers, a customer needs to have an intent and ability to pay in order for a company to recognize revenue. Given that Emerald has issued a press release indicating that they do not agree that they have a liability with respect to these amounts, Pure Sunfarms has determined that all of the criteria under ASC 606 to recognize this revenue were not met as Emerald has demonstrated that they do not have an intent to pay, and as a result has not recorded the revenue related to these amounts.

The Company’s share of the joint venture consists of the following (in $000’s of USD):

Balance, January 1, 2018	$6,511
Share of net loss for the year	(171)

Balance, December 31, 2018	$6,341

Balance, January 1, 2019	$6,341
Investments in joint venture	18,721
Share of net income for the period	14,493

Balance, September 30, 2019	$39,555

Summarized financial information of Pure Sunfarms:

	September 30, 2019	December 31, 2018
Current assets
Cash and cash equivalents (including restricted cash)	$12,178	$1,731
Trade receivables	17,351	962
Inventory	11,433	5,101
Other current assets	4,972	730
Non-current assets	90,822	49,074
Current liabilities
Trade payables	(3,645)	(6,862)
Borrowings due to joint venture partners	(21,045)	(21,686)
Borrowings – short term	(1,588)
Other current liabilities	(13,294)	(380)
Non-current liabilities
Borrowings – long term	(13,214)	—

Net assets	$83,970	$28,670

Summarized financial information of Pure Sunfarms:

	September 30, 2019	December 31, 2018
Reconciliation of net assets:
Accumulated retained earnings	$23,373	$(734)
Contributions from joint venture partners	60,934	31,008

Currency translation adjustment	(337)	(1,604)

Net assets	$83,970	$28,670

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

Summarized financial information of Pure Sunfarms:

	Three months ended		Nine months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$18,084	$190	$53,128	$190
Cost of sales*	(5,689)	(143)	(13,463)	(143)

Gross margin	12,395	47	39,665	47
Selling, general and administrative expenses	(2,830)	(606)	(5,616)	(1,631)

Income (loss) from operations	9,565	(559)	34,049	(1,584)
Interest (expense) income	(302)	—	(596)	—
Foreign exchange gain (loss)	14	(31)	28	(10)
Other income	8	—	22	—

Income (loss) before taxes	9,285	(590)	33,503	(1,594)
Provision for income taxes	(2,600)	—	(9,397)	—

Net income (loss)	$6,685	$(590)	$24,106	$(1,594)

*	Included in cost of sales for the three and nine months ended September 30, 2019 is $503 and $1,347 of depreciation expense.

Village Fields Hemp USA LLC

On February 27, 2019, the Company entered into a joint venture with Nature Crisp, LLC (“Nature Crisp”) to form VF Hemp for the objective of outdoor cultivation of high percentage cannabidiol (“CBD”) hemp and CBD extraction in multiple states throughout the United States. VF Hemp is 65% owned by the Company and 35% owned by Nature Crisp. Under the terms of the VF Hemp Joint Venture Agreement, the Company will lend up to approximately US$15 million to VF Hemp for start-up costs and working capital.

The Company accounts for its investment in VF Hemp, in accordance with ASC 323, using the equity method because the Company is able to exercise significant influence over the operating and financial policies of VF Hemp through its 65% ownership interest and joint power arrangement with Nature Crisp.

On March 25, 2019, the Company entered into a Grid Loan Agreement (the “Grid Loan”) with VF Hemp, whereby, as of September 30, 2019, the Company had advanced $7,977 in the form of a grid loan to VF Hemp. The Grid Loan has a maturity date of March 25, 2022, and bears simple interest at the rate of 8% per annum, calculated monthly (note 11).

The Company’s share of the joint venture consists of the following:

Balance, beginning of the period	$—
Investments in joint venture	7
Share of net loss	(343)
Share of losses applied against joint venture note receivable	336

Balance, September 30, 2019	$—

Summarized financial information of VF Hemp:

September 30, 2019
Current assets
Cash and cash equivalents	$111
Inventory	6,057
Prepaid expenses and deposits	177
Non-current assets	1,267
Current liabilities	(3)
Borrowings due to joint venture partner	(8,315)
Other non-current liabilities	(342)

Net assets	$(1,048)

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

September 30, 2019
Reconciliation of net assets:
Net loss for the nine months ended September 30, 2019	$(1,058)
Contributions from joint venture partners	10

Net assets	$(1,048)

	Three months ended September 30, 2019	Nine months ended September 30, 2019
General and administrative expenses	$(197)	(504)
Interest expense	(75)	(209)
Share of loss from JV	(1)	(3)
Benefit (provision) for income taxes	68	186

Net (loss)	$(205)	$(530)

Arkansas Valley Green and Gold Hemp

On May 21, 2019, the Company entered into a joint venture with Arkansas Valley Hemp, LLC (“AV Hemp”) for the objective of outdoor cultivation of high percentage cannabidiol (CBD) hemp and CBD extraction in Colorado. The joint venture, AVGG Hemp, is 60% owned by the Company, 35% owned by AV Hemp, and 5% owned by VF Hemp.

Under the terms of the AVGG Hemp Joint Venture Agreement, the Company will lend approximately US$5 million to AVGG Hemp for start-up costs and working capital. The loans bear simple interest at the rate of 8% per annum, calculated monthly (note 10). To the extent cash is available from positive cash flow, the AVGG Hemp has agreed to repay the Company with respect to any such loans, in the range of $2 million to $5 million in the initial two years following the formation of AVGG Hemp. As of September 30, 2019, the Company had loaned AVGG Hemp approximately $1,156 (note 11).

The Company accounts for its investment in AVGG Hemp, in accordance with ASC 323, using the equity method because the Company is able to exercise significant influence over the operating and financial policies of AVGG Hemp through its 60% ownership interest and joint power arrangement with AV Hemp.

The Company is not legally obligated for the debts, obligations or liabilities of AVGG Hemp.

The Company’s share of the joint venture consists of the following:

Balance, beginning of the period	$—
Investments in joint venture	6
Share of net loss	(35)
Share of losses applied against joint venture note receivable	29

Balance, September 30, 2019	$—

Summarized financial information of AVGG Hemp:

September 30, 2019
Current assets
Cash and cash equivalents	$39
Inventory	707
Non-current assets	362
Borrowings due to joint venture partner	(1,185)

Net assets	$(77)

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

Reconciliation of net assets:
Net loss for the nine months ended September 30, 2019	$(87)
Contributions from joint venture partners	10

Net assets	$(77)

Summarized joint ventures’ information:

	Investment in joint ventures as of September 30, 2019	Investment in joint ventures as of December 31, 2018
Pure Sunfarms	$39,555	$6,341
VF Hemp	—	—
AVGG Hemp	—	—

Total	$39,555	$6,341

	Equity in earnings (losses) from unconsolidated entities
	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Pure Sunfarms	$3,748	$(295)	$14,493	$(858)
VF Hemp	(211)	—	(343)	—
AVGG Hemp	(18)	—	(35)	—

Total	$3,519	$(295)	$14,115	$(858)

9	DEBT

The Company has a term loan financing agreement with a Canadian creditor (“FCC Loan”). The non-revolving variable rate term loan has a maturity date of May 1, 2021 and a balance of $32,076 as of September 30, 2019. The outstanding balance is repayable by way of monthly installments of principal and interest based on an amortization period of 15 years, with the balance and any accrued interest to be paid in full on May 1, 2021. As of September 30, 2019, and December 31, 2018, borrowings under the FCC Loan agreement were subject to an interest rate of 6.787% and 7.082%, respectively, which is determined based on the Company’s Debt to EBITDA ratio and the applicable LIBOR rate.

The Company’s subsidiary VFCE has two loan agreements in place with a Canadian Chartered bank. As of September 30, 2019 and December 31, 2018, the balance on the non-revolving fixed rate loan was US$1,117 and US$1,279, respectively, and the balance on the uncommitted credit facility for capital expenditures was US$113 and US$138, respectively.

The Company has a line of credit agreement with a Canadian Chartered Bank (“Operating Loan”). The revolving Operating Loan has a line of credit up to CA$13,000 and variable interest rates with a maturity date on May 31, 2021 and is subject to margin requirements stipulated by the bank. As of September 30, 2019 and December 31, 2018, US$4,000 and US$2,000, respectively, was drawn on this facility, which is available to a maximum of CA$13,000, less outstanding letters of credit totaling US$150 and CA$38.

The Company’s borrowings (“Credit Facilities”) are subject to certain positive and negative covenants. As of September 30, 2019 the Company was in compliance with all covenants on its Credit Facilities.

Accrued interest payable on the credit facilities and loans as of September 30, 2019 and December 31, 2018 was $171 and $184, respectively, and these amounts are included in accrued liabilities in the interim statement of financial position.

As collateral for the FCC Loan, the Company has provided promissory notes, a first mortgage on the VFF-owned greenhouse properties (excluding the Delta 3 and Delta 2 greenhouse facilities), and general security agreements over its assets. In addition, the Company has provided full recourse guarantees and has granted security therein. The carrying value of the assets and securities pledged as collateral as of September 30, 2019 and December 31, 2018 was $138,870 and $105,200, respectively.

As collateral for the Operating Loan, the Company has provided promissory notes and a first priority security interest over its accounts receivable and inventory. In addition, the Company has granted full recourse guarantees and security therein. The carrying value of the assets pledged as collateral as of September 30, 2019 and December 31, 2018 was $28,475 and $36,248, respectively.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The aggregate annual principal maturities of long-term debt for the next five years and thereafter are as follows:

Remainder of 2019	$857
2020	3,409
2021	28,551
2022	340
2023	178
Thereafter	—

$33,335

10	FINANCIAL INSTRUMENTS

The Company records accounts receivable, accounts payable, accrued liabilities and debt at cost. The carrying values of these instruments approximate their fair value due to their short-term maturities.

11	RELATED PARTY TRANSACTIONS AND BALANCES

On February 13, 2019, the Company announced that Pure Sunfarms had entered into a credit agreement with Bank of Montreal, as agent and lead lender, and Farm Credit Canada, as lender, in respect of a CA$20 million secured non-revolver term loan (the “Credit Facility”). The Credit Facility, which matures on February 7, 2022, is secured by the Delta 3 facility, and contains customary financial and restrictive covenants. The Company is not a party to the Credit Facility but has provided a limited guarantee in the amount of CA$10 million in connection with the Credit Facility.

As of September 30, 2019 and December 31, 2018, the Company had amounts due from its joint venture, Pure Sunfarms, totaling $218 and $1,079, respectively, primarily for consulting services. These amounts are non-interest bearing and due on demand. On July 5, 2018, the Shareholders entered into a Loan Agreement in the form of a demand loan to Pure Sunfarms. As of September 30, 2019, the balance Pure Sunfarms owed the Company, including interest was $10,472.

On March 25, 2019, the Company entered into a Grid Loan Agreement (the “Grid Loan”) with VF Hemp, whereby, as of September 30, 2019, the Company had contributed $8,006 in the form of a grid loan to VF Hemp. The Grid Loan has a maturity date of March 25, 2022, and bears simple interest at the rate of 8% per annum, calculated monthly.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

Under the terms of the AVGG Hemp Joint Venture Agreement, the Company agreed to lend approximately US$5 million to AVGG Hemp for start-up costs and working capital. The loan bears simple interest at the rate of 8% per annum, calculated monthly (note 7). As of September 30, 2019, the Company had loaned AVGG Hemp approximately $1,156 (note 8).

Amounts due from the joint ventures, including interest, as of September 30, 2019 and December 31, 2018 and included in the statements financial position:

	September 30, 2019	December 31, 2018
Pure Sunfarms	$10,690	$10,873
VF Hemp	8,006	—
AVGG Hemp	1,156	—

Total	$19,852	$10,873

One of the Company’s employees is related to a member of the Company’s executive management team and received approximately $83 and $86 in salary and benefits during the nine months ended September 30, 2019 and 2018, respectively.

Included in accrued expenses and other current liabilities is $50 paid to the Company by an employee for taxes incurred on a stock option exercise. The Company paid the taxes in October 2019.

Included in other assets as at December 31, 2018 is a $64 promissory note that represents the unpaid amount the Company advanced to an employee in connection with a relocation at the request of the Company. The promissory note was paid in full June 10, 2019.

12	INCOME TAX

Income tax expense is recognized based on management’s best estimate of the weighted average annual income tax rate expected for the full financial year. The estimated average annual rate used for the nine months ended September 30, 2019 and 2018 was 24% and 25%, respectively.

13	SEGMENT AND GEOGRAPHIC INFORMATION

Segment reporting is prepared on the same basis that the Company’s Chief Executive Officer, who is the Company’s Chief Operating Decision Maker, manages the business, makes operating decisions and assesses performance. Management has determined that the Company operates in three segments. The Company’s three segments include the Produce business, the Energy business and the Company’s cannabis and hemp segment. The Produce business produces, markets, and sells the product group which consists of premium quality tomatoes, bell peppers and cucumbers. The Energy business produces power that it sells per a long-term contract to its one customer. For segment information regarding the Company’s cannabis and hemp segment refer to Note 8 – Investments – Equity Method and Joint Ventures.

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

The Company’s primary operations are in the United States and Canada. Segment information for the three and nine months ended September 30, 2019 and 2018:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Sales
Produce – U.S.	$30,734	$32,073	$92,594	$92,391
Produce – Canada	7,072	7,139	17,874	17,371
Energy – Canada	487	472	1,044	1,451

	$38,293	$39,684	$111,512	$111,213

Interest expense
Produce – U.S.	$29	$9	$94	$28
Produce – Canada	608	697	1,869	1,972
Energy - Canada	18	22	55	69

	$655	$728	$2,018	$2,069

Interest income
Corporate	$304	$91	$651	$105

	$304	$91	$651	$105

Depreciation
Produce – U.S.	$1,006	$1,130	$3,031	$3,463
Produce – Canada	328	386	1,075	1,164
Energy - Canada	229	232	684	644

	$1,563	$1,748	$4,790	$5,271

Gross margin
Produce – U.S.	$(4,102)	$(975)	$(8,838)	$279
Produce – Canada	3,602	3,840	6,339	6,963
Energy - Canada	(111)	(43)	(407)	57

	$(611)	$2,822	$(2,906)	$7,299

	September 30, 2019	December 31, 2018
Total assets
United States	$90,277	$79,126
Canada	79,736	58,690
Energy - Canada	3,163	3,632

	$173,176	$141,448

	September 30, 2019	December 31, 2018
Property, plant and equipment
United States	$41,461	$42,886
Canada	19,623	25,933
Energy - Canada	2,887	3,369

	$63,971	$72,188

14	(LOSS) INCOME PER SHARE

Basic and diluted net income per ordinary share is calculated as follows:

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Numerator:
Net (loss) income	$(704)	$(1,428)	$9,509	$(5,090)

Denominator:
Weighted average number of common shares - Basic	48,845	44,475	48,650	44,473
Effect of dilutive securities- share-based employee options and awards	—	—	1,801	—

Weighted average number of common shares - Diluted	48,845	44,475	50,451	44,473

Antidilutive options and awards	310	2,186	310	2,186
Net (loss) income per ordinary share:
Basic	$(0.01)	$(0.03)	$0.20	$(0.11)

Diluted	$(0.01)	$(0.03)	$0.19	$(0.11)

VILLAGE FARMS INTERNATIONAL, INC.

Notes to Condensed Consolidated Interim Financial Statements

(In thousands of United States dollars, except share and per share amounts, unless otherwise noted)

(Unaudited)

15	SHARE-BASED COMPENSATION PLAN

Share-based compensation expense for the three and nine months ended September 30, 2019 was $666 and $2,663, respectively. Share-based compensation expense for the three and nine months ended September 30, 2018 was $191 and $447, respectively.

Stock option activity for the nine months ended September 30, 2019 is as follows:

	Number of Options	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2018	2,164,999	CA$	2.10	5.69	CA$	5,553
Granted	510,000	CA$	16.32	9.44		—
Exercised	(83,998)	CA$	1.26	5.58	CA$	$1,156
Forfeited	(10,001)	CA$	2.20	—	CA$	128

Outstanding at September 30, 2019	2,581,000	CA$	4.92	5.80	CA$	20,456

Exercisable at September 30, 2019	1,784,002	CA$	1.61	4.34	CA$	18,525

During the nine months ended September 30, 2019, 355,000 performance-based shares were granted to Village Farms employees and directors involved with future developments of the Company. Once a performance target is met and the share units are deemed earned and vested, compensation expense based on the fair value of the share units on the grant date is recorded in selling, general and administrative expenses in the interim statements of income.

Performance-based shares activity for the nine months ended September 30, 2019 was as follows:

	Number of Performance- based Shares	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2018	1,056,666	CA$	5.56
Issued	355,000	CA$	14.94
Exercised	(313,666)	CA$	5.36
Forfeited/expired	(5,000)	CA$	5.79

Outstanding at September 30, 2019	1,093,000	CA$	9.04

Exercisable at September 30, 2019	159,000	CA$	8.20

16	COMMITMENT AND CONTINGENCIES

In the normal course of business, the Company and its subsidiaries may become defendants in certain employment claims and other litigation. The Company records a liability when it is probable that a loss has been incurred and the amount is reasonably estimable. The Company is not involved in any legal proceedings other than routine litigation arising in the normal course of business, none of which the Company believes will have a material adverse effect on the Company’s business, financial condition or results of operations.